EXHIBIT 10.24


                                AMENDMENT 1997-I
                                       TO
                                      EMCON
                           DEFERRED COMPENSATION PLAN


                  EMCON, a California corporation (the "Company"), pursuant to the power granted to it by Section 11.2 of the EMCON Deferred Compensation Plan (the "Plan"), hereby amends the Plan, as follows, effective as of February 22, 1997:

1.   Section 1.1 is amended in its entirety to read as follows:

         ""Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, and (ii) the vested Company Contribution Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan."

2.   A new Section 1.11A is added as follows:

         ""Company Contribution Account" shall mean (i) the sum of the Participant's Discretionary Company Contribution Amounts, plus (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all distributions made to the Participant of his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account."

3.   A new Section 1.15A is added as follows:

         ""Discretionary Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4A."

4.   A new Section 1.17A is added as follows:

         ""Index Rate" shall mean, for each Plan Year, an interest rate, which may be positive or negative, determined by the Committee, in its sole discretion, that, unless otherwise indicated by the Committee, shall be equal to a rate based on an index announced by the Committee prior to the beginning of the Plan Year."

5.   A new Section 3.4A is added as follows:

         "Discretionary Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Contribution Account


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         under  this  Plan,  which  amount  shall  be for that  Participant  the
         Discretionary Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more
         other  Participants  receive  an  Discretionary   Company  Contribution
         Amount,  if any,  shall be  credited  as of the  first  day of the Plan
         Year."

6.   Section 3.5 is amended in its entirety to read as follows:

         "Interest Crediting Prior to Distribution.

                  (a) Interest shall be credited and compounded annually for each Plan Year prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8 as follows:
                         (i) on a Participant's Deferral  Account,  based upon
                          the  Crediting  Rate for each Plan Year, and (ii) on
                          a Participant's Company Contribution Account, based upon the Crediting Rate for each Plan Year, except to the extent the Participant otherwise elects under Section 3.5(b) below. On a Participant's Deferral Account, nterest shall be credited as though the Annual Deferral Amount for that Plan Year was withheld at the beginning of the Plan Year or, in the case of the first year of Plan participation, was withheld on the date that the Participant commenced participation in the Plan.
                          On a Participant's Company Contribution Account, interest shall be credited as though the Discretionary Company Contribution Amount, if any, was credited at the beginning of the Plan Year to which it relates. In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest, based on the number of full months that the participant was employed with the Employer during the Plan Year prior to the occurrence of such event. If a distribution is made under this Plan, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the month in which the distribution is made.


                  (b) Each Plan Year prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8, a Participant may elect, by delivering to the Committee a signed and completed Election Form to such effect prior to the
                           beginning  of  such  Plan  Year,   to  have  interest
                           credited and compounded annually on his or her Company Contribution Account based upon the Index Rate, rather than the Crediting Rate, for such Plan Year."

2.   Section 3.7 is amended in its entirety as follows:

              "FICA and Other Taxes.

                  (g) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being first withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment


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                           taxes on such Annual Deferral  Amount.  If necessary,
                           the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.7.

                  (h) Company Contribution Amounts. When a participant becomes vested in a portion of his or her Company Contribution Account, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the
                           Committee may reduce the vested portion of the Participant's Company Contribution Account in order to comply with this Section 3.7.

                  (i) Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withhold by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust."

1.   A new Section 3.8 is added as follows:

         "Vesting.

                  (h) A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

                  (i) A Participant shall at all times be zero percent (0%) vested in his or her Company Contribution Account, unless fully or partially vested in accordance with the vesting schedule, if any, provided in his or her Plan Agreement."

9.   Section 7.2 is amended by deleting the words "from the January 1".

         The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.



                                      EMCON


                                      By:  \s\R. Michael Momboisse
                                           ---------------------------------
                                             R. Michael Momboisse

                                      Its:  CFO and Vice President, Legal
                                           ---------------------------------

                                      Date:  February 2, 1997
                                           ---------------------------------



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